Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (333-232551) of our report dated April 5, 2019 (July 3, 2019 as to the effects of the restatement discussed in Note 9) relating to the financial statements of Kura Sushi, USA. Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 16, 2019